UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 20, 2016, CVB Financial Corp. (the “Company”) announced that the Company and Valley Commerce Bancorp had amended their Agreement and Plan of Reorganization and Merger dated September 22, 2016 (the “Merger Agreement”). A copy of the Company’s press release announcing the amendment to the Merger Agreement is attached to this report as Exhibit 99.1. The press release’s descriptions of the Merger Agreement and the amendment are qualified by the actual terms of the Merger Agreement and the amendment, copies of which are included as Exhibit 99.2 and Exhibit 99.3 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press Release dated December 20, 2016

99.2	Agreement and Plan of Reorganization and Merger by and between CVB Financial Corp. and Valley Commerce Bancorp dated September 22, 2016 (incorporated by reference to Exhibit 99.3 to CVB Financial Corp’s Form 8-K filed on September 23, 2016)

99.3	First Amendment to Agreement and Plan of Reorganization and Merger by and between CVB Financial Corp. and Valley Commerce Bancorp dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: December 20, 2016	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer